Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V40411-P10787 SERVICE PROPERTIES TRUST 2024 Annual Meeting Vote by June 13, 2024 11:59 PM ET INVESTOR RELATIONS SERVICE PROPERTIES TRUST 255 WASHINGTON STREET, SUITE 300 NEWTON, MASSACHUSETTS 02458 You invested in SERVICE PROPERTIES TRUST and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 14, 2024. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 31, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 14, 2024 9:30 a.m., Eastern Time Virtually at: https://www.virtualshareholdermeeting.com/SVC2024

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V40412-P10787 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of Trustees. Nominees (for Independent Trustee): Laurie B. Burns For Robert E. Cramer For Donna D. Fraiche For John L. Harrington For William A. Lamkin For Rajan C. Penkar For Nominees (for Managing Trustee): John G. Murray For Adam D. Portnoy For 2. Advisory vote to approve executive compensation. For 3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2024 fiscal year. For